As filed with the Securities and Exchange Commission on July 21, 2016
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_______________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________

RADWARE LTD.
(Exact name of registrant as specified in its charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	None (I.R.S. Employer Identification Number)

22 Raoul Wallenberg Street
Tel Aviv 69710, Israel
972-3-766-8666
(Address of Principal Executive Offices; Zip Code)
_______________

Radware Ltd. Key Employee Share Incentive Plan (1997)
 (Full Title of the Plan)
_______________

Roy Zisapel
Radware, Inc.
575 Corporate Drive, Suite 205
Mahwah, New Jersey 07430
(Name and Address of Agent for Service)

(201) 512-9771
(Telephone Number, Including Area Code, of Agent for Service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Ido Zemach, Adv.
Goldfarb Seligman & Co.
Ampa Tower
98 Yigal Alon Street
Tel Aviv 6789141, Israel
Fax: (+972 3) 608-9908

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value NIS 0.05 per share	253,250	(1)	$17.98	(2)	$4,553,435	$458.53	(4)
Ordinary Shares, par value NIS 0.05 per share	102,375	(1)	$16.44	(2)	$1,683,045	$169.48	(4)
Ordinary Shares, par value NIS 0.05 per share	131,375	(1)	$16.07	(2)	$2,111,196	$212.60	(4)
Ordinary Shares, par value NIS 0.05 per share	113,500	(1)	$15.99	(2)	$1,814,865	$182.76	(4)
Ordinary Shares, par value NIS 0.05 per share	60,000	(1)	$17.87	(2)	$1,072,200	$107.97	(4)
Ordinary Shares, par value NIS 0.05 per share	179,500	(1)	$17.01	(2)	$3,053,295	$307.47	(4)
Ordinary Shares, par value NIS 0.05 per share	86,500	(1)	$22.99	(2)	$1,988,635	$200.26	(4)
Ordinary Shares, par value NIS 0.05 per share	24,000	(1)	$23.52	(2)	$564,480	$56.84	(4)
Ordinary Shares, par value NIS 0.05 per share	25,750	(1)	$20.62	(2)	$530,965	$53.47	(4)
Ordinary Shares, par value NIS 0.05 per share	286,500	(1)	$14.74	(2)	$4,223,010	$425.26	(4)
Ordinary Shares, par value NIS 0.05 per share	380,000	(1)	$15.33	(2)	$5,825,400	$586.62	(4)
Ordinary Shares, par value NIS 0.05 per share	274,750	(1)	$13.36	(2)	$3,670,660	$369.64	(4)
Ordinary Shares, par value NIS 0.05 per share	40,000	(1)	$13.06	(2)	$522,400	$52.61	(4)
Ordinary Shares, par value NIS 0.05 per share	572,500	(1)	$14.00	(2)	$8,015,000	$807.11	(4)
Ordinary Shares, par value NIS 0.05 per share	356,500	(1)	$10.80	(2)	$3,850,200	$387.72	(4)
Ordinary Shares, par value NIS 0.05 per share	55,000	(1)	$13.50	(2)	$742,500	$74.77	(4)
Ordinary Shares, par value NIS 0.05 per share	1,244,302	(1)	$12.41	(3)	$15,441,788	$1,555.00	(4)

Total	4,185,802	(1)	N/A		$59,663,074.07	$6,008.07	(4)

(1)
Plus such number of Ordinary Shares, par value NIS 0.05 per share (the "Ordinary Shares") of the Registrant, as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(2)
Pursuant to Rule 457(c) and (h) under the Securities Act, in the case of Ordinary Shares purchasable upon exercise of outstanding options, the proposed maximum offering price is the exercise price provided for in the relevant option.

(3)
Estimated in accordance with Rules 457(c) and 457(h)(1) promulgated under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Ordinary Shares as reported on the Nasdaq Global Select Market on July 15, 2016, a date within 5 business days prior to the filing of this Registration Statement.

(4)	Calculated pursuant to Section 6 of the Securities Act as follows: proposed maximum aggregate offering price multiplied by 0.0001007.
________________________________

This Registration Statement shall become effective immediately upon filing as provided in Rule 462 under the Securities Act of 1933.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed by Radware Ltd. (the "Registrant" or "we") in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering an additional 4,185,802 ordinary shares, par value NIS 0.05 per share, of the Registrant, which are reserved for offer and sale under the Radware Ltd. 1997 Key Employee Share Incentive Plan, as amended and restated (the "Plan"). The contents of the Registrant's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission (the "Commission") on August 15, 2001 (File No. 333-13818); Post-Effective Amendment No. 1 to Registration Statement on Form S-8 as filed with the Commission on June 10, 2003 (File No. 333-13818); Registration Statement on Form S-8 as filed with the Commission on April 21, 2004 (File No. 333-114668); Registration Statement on Form S-8 as filed with the Commission on June 22, 2006 (File No. 333-135218); Registration Statement on Form S-8 as filed with the Commission on September 9, 2009 (File No. 333-161796); Registration Statement on Form S-8 as filed with the Commission on May 10, 2010 (File No. 333-166674); and Registration Statement on Form S-8 as filed with the Commission on December 30, 2013 (File No. 333-193124); all of which were filed to register ordinary shares for issuance under the Plan, are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description

4.1	Radware Ltd. Key Employee Share Incentive Plan (1997), as amended and restated (A)

4.2	2010 Addendum to Radware Ltd. Key Employee Share Incentive Plan (1997) (B)

5.1	Opinion of Goldfarb Seligman & Co.

23.1	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1 above).

23.2	Consent of Kost, Forer, Gabbay & Kasierer (a Member of Ernst & Young Global), Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained in Signature Page hereto).

_____________________

(A) Filed as Exhibit 4.6 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2012, filed with the Commission on March 28, 2013, and incorporated herein by reference.

(B) Filed as Exhibit 4.8 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2009, filed with the Commission on April 29, 2010, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, State of Israel, on this 21st day of July, 2016.

RADWARE LTD.

By:	/s/ Roy Zisapel
Name: Roy Zisapel
Title: CEO & President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Radware Ltd., an Israeli corporation, do hereby constitute and appoint Roy Zisapel, President and Chief Executive Officer, and Doron Abramovitch, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below in this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yehuda Zisapel Yehuda Zisapel	Chairman of the Board of Directors	July 21, 2016

/s/ Roy Zisapel Roy Zisapel	Chief Executive Officer, President and Director (Principal Executive Officer)	July 21, 2016

/s/ Doron Abramovitch Doron Abramovitch	Chief Financial Officer (Principal Financial and Accounting Officer)	July 21, 2016

/s/ David Rubner David Rubner	Director	July 21, 2016

Yair Tauman	Director

/s/ Yael Langer Yael Langer	Director	July 21, 2016

Joel Maryles	Director

/s/ Avraham Asheri Avraham Asheri	Director	July 21, 2016

Authorized Representative in the United States

RADWARE INC.

By: /s/ Roy Zisapel Name: Roy Zisapel	July 21, 2016

EXHIBIT INDEX

Exhibit Number	Description

4.1	Radware Ltd. Key Employee Share Incentive Plan (1997), as amended and restated (A)

4.2	2010 Addendum to Radware Ltd. Key Employee Share Incentive Plan (1997) (B)

5.1	Opinion of Goldfarb Seligman & Co.

23.1	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1 above).

23.2	Consent of Kost, Forer, Gabbay & Kasierer (a Member of Ernst & Young Global), Independent Registered Public Accounting Firm.

24.1	Power of Attorney (contained in Signature Page hereto).

_____________________

(A) Filed as Exhibit 4.6 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2012, filed with the Commission on March 28, 2013, and incorporated herein by reference.

(B) Filed as Exhibit 4.8 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2009, filed with the Commission on April 29, 2010, and incorporated herein by reference.